U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Robertson Acquisitions II, Inc.

(Name of Small Business Issuer in its charter)

Nevada 45-5000685

(State or other jurisdiction (I.R.S. employer identification of incorporation or formation) number )

Robertson Acquisitions II, Inc.

6320 Canoga Ave., Suite 240

Woodland Hills, CA 91367

(Address of principal executive offices)   (Zip Code)

Issuer's telephone number: (917) 549-2335

Email: dan@ipo-experts.com

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so

Title of each class registered each class is to be registered

Common Stock, $.00001 N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a small reporting company. See definition of “large accelerated filer”, “accelerated filer” and “small reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]   Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [ X ]

2

ITEM 1. BUSINESS.

(a) Business Development

Robertson Acquisitions II, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Nevada on April 5, 2012. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We are an “emerging growth company” EGC that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below) and have selected December 31 as its fiscal year end.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

Mr. Robertson the president, director and indirect beneficial shareholder of the Company is also the president, director and beneficial shareholder of Daniel Robertson, Inc. or “DRI”.   Robertson Acquisitions II, Inc. sole primary source of funding is Mr. Robertson. Daniel Robertson, Inc. assists companies in becoming public reporting companies and with introductions to the financial community.  To become a public company, Daniel Robertson, Inc. may recommend that a company file a registration statement, most likely on Form S-1, or alternatively that a company first effect a business combination with Registrant and then subsequently file a registration statement.  A company may choose to effect a business combination with Registrant before filing a registration statement as such method may be an effective way to obtain exposure to the brokerage community.

Daniel Robertson, Inc. will typically enter into an agreement with the target company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and the introduction to brokers and market makers.  The target company may pay Robertson Acquisitions II, Inc. for such services.  Such services include, if appropriate, the use of Robertson Acquisitions II Inc.  The Company will only be used as part of such process and is not offered for sale.  If the target company chooses to enter into business combination with the Company, the registration statement will be prepared after such business combination.  The terms of a business combination may provide for redemption of all or part of their stock in the Company, usually at par. Transactions related to any resales of the registrant’s securities by Daniel Robertson, Inc. or an affiliate of registrant to any consultants would be subject to the restrictions of Rule 144(i) of regulation C.

    The analysis of new business opportunities will be undertaken by or under the supervision of Daniel Robertson, Inc. and Mr. Robertson the sole officer and director of the Registrant. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. Robertson Acquisitions II, Inc. may enter into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in the Company with or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Robertson Acquisitions II, Inc. may grant or pay to such consultants. Daniel Robertson, Inc. is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants and the Company has no obligation to pay any costs incurred or negotiated by Robertson Acquisitions II, Inc. Robertson Acquisitions II, Inc. has not entered into any consulting agreements, offered any stock or cash compensation in any prior blank check business combinations.

  Company’s officers and directors will seek to locate a target company.  It is anticipated that those officers and directors will attempt to locate target companies through the use of contacts and introductions from persons known to them.  Robertson Acquisitions II, Inc. may utilize consultants in the business and financial communities known to them for referrals of potential target companies. In fact, the Company is in a two year consultancy agreement with Park Lane Capital, LLC.

In the evaluation of potential target companies the Company will ensure that the target company has the necessary cash resources to meet per determined obligations that may be different from time to time to become a public company and continue reporting as required by the SEC. These obligations include compensation to be received by Daniel Robertson, Inc., Mr. Robertson, other affiliates, the company, ongoing legal fees, consulting fees, audit fees and filing fees.  The financial capabilities of the target company have affected the decisions of a business combination for blank check companies Mr. Robertson will affect the decision to precede with a business combination with the Registrant.

Aspects of a Reporting Company

    Mr. Robertson the sole officer and director believes the Company will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less initial cost than is required to conduct an initial public offering. Upon the consummation of a Business Combination, the Company is required to file within four business days with the Securities and Exchange Commission a current report on Form 8-K to disclose the Business Combination, the terms of the transaction and a description of the business and management of the Target Business, among other things, and will include audited consolidated financial statements of the Company giving effect to the Business Combination.

    The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale.  The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents nevertheless, the officer and directors of the Company has not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity, as opposed to engaging in an initial public offering or registering their existing company on Form 10.  The total costs of effecting a reverse merger with the Company will likely be the same as if the business opportunity filed its own Exchange Act registration statement. A shell company (such as the Company) which already has registered its common stock on a Form 10, presents to many prospective business opportunities the perceived advantage of having passed one of the regulatory requirements (registration under Section 12 of the Securities Exchange Act) which is required for listing of the common stock on a national securities exchange or other US trading market.  On its part, the Company will likely be required, as a condition of any acquisition transaction, to retire any existing liabilities it may have and indemnify the incoming business opportunity for any unknown liabilities. Since the Company will not engage in business operations, its only expected liabilities would be for legal, accounting, and transfer agent services, for payment of its annual franchise fees, and other fees and expenses which would be arranged for by management.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Challenges of public reporting company

Companies and their directors and officers are facing intense scrutiny from regulators, stock exchanges, institutional investors, shareholders and the media. Regulators have been very active in imposing new governance and disclosure requirements and are increasingly vigilant in enforcing those requirements, particularly in the wake of the recent financial market turmoil. In addition, directors' duties, conflicts of interests and processes of deliberation are being scrutinized more closely by investors and the courts, significantly increasing the exposure of directors to lawsuits and potential liability. These developments, and others, have created new risks for public companies and their directors and officers. The CEO and CFO of every public company are required to personally stand behind financial statements and other documents. They must personally certify several aspects of the company's disclosure including the integrity of interim and annual filings, design and evaluation, and disclosure of conclusions as to the effectiveness, of disclosure controls and procedures and design of, and disclosure of material changes in, internal control over financial reporting.

 The CEO and CFO of every public company (except investment funds) are also required to provide expanded certifications with respect to its internal control over financial reporting (ICFR). Specifically, CEOs and CFOs are required to certify annually that they have evaluated, or caused to be evaluated under their supervision, the effectiveness of the company's ICFR; and disclosed in the annual management's discussion and analysis (MD&A) their conclusions about the effectiveness of the company's ICFR.

    The corporate governance guidelines deal with matters such as board composition; meetings of independent directors; board mandate; position descriptions of the CEO, board and committee chairs; orientation and continuing education; code of business conduct and ethics; nomination of directors; compensation; and regular board assessments.

Potential Target Companies

   In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

 In applying the foregoing criteria, no one of which will be controlling, Mr. Robertson will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

    If the company engages in a registration statement offering our securities for sale as a blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Mr. Robertson, the sole officer, director and indirect beneficial shareholder has no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. In prior blank check companies, Mr. Robertson or his affiliates purchased shares from the companies when incorporated and in all cases has tendered a certain number of shares back for cancellation in connection with the change of control of the Company. Neither Mr. Robertson nor his affiliates have engaged in the sale of any securities they hold before or after a business combination.  Shares issued to a third party in connection with a change of control have, in all cases, been shares, which are newly-issued by the Company and any transactions in our Common Stock by any shareholder will require compliance with the applicable registration requirements under the Securities Act of 1933 or Securities Exchange Act of 1934, as amended. Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. We do not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors, we will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. We will file a current report on Form 8-K, as required, within four business days after a business combination, which results in ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholder of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, the Registrant's sole director may resign and one of more new directors may be appointed without any vote by stockholders.

    In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. For example, we may enter into an acquisition by way of a “triangular” merger with a target company. Under this commonly used structure, we would create an acquisition subsidiary specific for the transaction. That subsidiary would enter into a merger agreement with the target company, to which we would also be a party, as our company would be providing the merger consideration. Such a structure would not require the approval of our shareholders, although certain aspects of such transaction could require such approvals, such as any resulting changes to our articles of incorporation.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to Robertson Acquisitions II, Inc. and not other affiliates of the related costs incurred.

         We presently have no employees apart from Mr. Robertson who is our sole officer and director. He is engaged in outside business activities that include being the president of Daniel Robertson, Inc., a private company. Mr. Robertson anticipates that he will devote an estimated eight hours a week to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company will comply with all required disclosures needing to be distributed to security holders including the delivery of an annual report when required.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Emerging Growth Company.

The JOBS Act affords companies to file an IPO and get temporary reprieve from certain SEC regulations including:

 Section 14A(a) and (b) of the Securities Exchange Act of 1934 by exempting an emerging growth company (EGC) from these regulations that eases the regulatory burdens of the IPO process for an emerging growth company by requiring disclosure of two, rather than three, years of audited financial statements and selected financial data in the registration statement for the IPO, allowing the company to request a confidential, nonpublic review of its registration statement by the SEC prior to public disclosure, permitting the company to gauge interest in its offering by expanding its ability to communicate with certain institutional investors prior to and during the offering process and reducing restrictions on the publication of analyst reports about the company. An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year. An EGC will retain such status until the earlier of: (1) the fifth anniversary of the date it first sold securities pursuant to an IPO registration statement; (2) the last day of the fiscal year in which it first exceeds $1 billion in annual gross revenues; (3) the time it becomes a large accelerated filer (an SEC registered company with a public float of at least $700 million); or (4) the date on which the EGC has, within the previous three years, issued $1 billion of nonconvertible debt.

Additionally, the JOBS Act makes an IPO more attractive to an emerging growth company by creating a transition period of up to five years during which the company does not have to comply with certain ongoing disclosure and reporting obligations under the securities laws. The reduced ongoing compliance obligations during the transition period would include, exemption from the requirement under the Sarbanes-Oxley Act to have an independent auditor attest the company’s internal controls and procedures, reduced disclosure requirements regarding executive compensation, exemption from requirements to hold shareholder votes on executive compensation and golden parachutes and relief from complying with financial accounting standards that are not generally applicable to private companies.

The JOBS Act also includes a number of reforms intended to expand opportunities for companies to raise capital in private or small public offerings.

General Solicitations – The Act directs the SEC to revise its rules to permit a company to engage in general solicitations or general advertising in certain private offerings of securities as long as the company takes reasonable steps to ensure that all of the purchasers of securities in such offerings are “accredited investors” or “qualified institutional investors,” as such terms are defined under the securities laws.

Shareholder Threshold for Public Reporting – Currently, a company is required to register and file reports with the SEC if it has more than $10 million in assets and 500 or more shareholders of record. The JOBS Act increases the shareholder of record threshold from 500 to 2,000, so long as not more than 499 of the shareholders are non-accredited investors. Additionally, shareholders who received their shares pursuant to exempt transactions under an employee compensation plan would not be counted toward the new shareholder threshold.

Regulatory Relief for EGCs. The JOBS Act provides scaled disclosure provisions for EGCs, including, among other things:

· permitting EGCs to include only two years of audited financial statements in the registration statement filed under the Securities Act of 1933 (the 1933 Act) for an IPO of common equity securities;

· allowing EGCs to comply with the smaller reporting company version of Item 402 of Regulation S-K; and

· removing the requirement that EGCs comply with Sarbanes-Oxley Act Section 404(b) auditor attestation of internal control over financial reporting.

Recently, the SEC issued guidance on scaled disclosures and other EGC related issues.

Emerging Growth Company Revenue Test. An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year. The phrase “total annual gross revenues” means total revenues as presented on the income statement presentation under U.S. Generally Accepted Accounting Principles (GAAP). If the financial statements for the most recent year included in the company’s registration statement were those of its predecessor, the predecessor’s revenues would be used when determining whether the company meets the EGC definition.

EGC Effective Date. The JOBS Act provides that a company shall not qualify to be an EGC “if the first sale of common equity securities of such company pursuant to an effective registration statement” under the 1933 Act occurred on or before December 8, 2011.

The phrase “date of the first sale of common equity securities” under the JOBS Act could be:

·	the date of a company’s initial primary offering of common equity securities for cash;

·	an offering of common equity pursuant to an employee benefit plan registered on a Form S-8; or

·	a selling shareholder’s secondary offering registered on a resale registration statement.

Even if its registration statement had been declared effective on or before December 8, 2011, a company may qualify as an EGC so long as the first sale of common equity securities occurs after December 8, 2011, assuming the company meets all of the other requirements of the EGC definition.

A company that qualifies as an EGC may amend its registration statement to provide the scaled disclosure available to EGCs even though the registration statement was initially filed prior to April 5, 2012.

The filing may be made in a pre-effective amendment to a pending registration statement or in a post-effective amendment.

Transitioning in and out of EGC Status. As part of the process, the EGC submits a confidential draft of its registration statement to the SEC for review. Once the review has been completed, the EGC publicly files its initial registration statement with the SEC with all prior confidential submissions included as exhibits to the registration statement. A company must qualify as an EGC at the time of submission of its confidential draft registration statement and throughout the entire review process.

If a company ceases to qualify as an EGC while undergoing the confidential review of its draft registration statement (for example, since the initial submission date, a fiscal year has been completed with revenues over $1 billion), it would need to publicly file a registration statement to continue the review process and comply with current rules and regulations applicable to companies that are not ECGs. At that time, the prior confidential draft submissions would be filed as exhibits to the registration statement.

Under SEC Rule 401(a), a company’s status at the time of the initial filing date of its registration statement will determine the requirements for the contents of that registration statement. The filing of a confidential draft submission is not a “filing” for these purposes because it is not the filing of a registration statement. Under Rule 401(a), if a company completes the confidential review process and then files its registration statement at a time when it qualifies as an EGC, the disclosure provisions for EGCs would continue to apply through effectiveness of the registration statement even if the company loses its EGC status during registration.

Conversely, if a company submits a draft registration statement for confidential review at a time when it qualifies as an EGC, but files its initial registration statement at a time when it does not qualify as an EGC, then the initial registration statement would need to comply with the requirements applicable to registration statements filed by companies that are not EGCs.

Test-the-Waters Communications. New Section 5(d) under the 1933 Act allows “test-the-waters” communications, which may be made before the public filing of the registration statement with qualified institutional buyers (large institutional investors with more than $100 million in investments - QIBs) and institutional accredited investors. A company would need to determine whether it qualifies as an EGC at the time it engages in such communications. If an EGC made test-the-waters communications in reliance on Section 5(d) before the public filing of a registration statement, but it is no longer an EGC at the time it publicly files a registration statement, the earlier communications would not be deemed to violate this rule. Further test-the-waters communications in reliance on Section 5(d), however, would not be permitted if the company no longer qualifies as an EGC.

Disclosing EGC Status. When filing a draft registration statement, an EGC should disclose that it is an EGC on the cover page of its prospectus. This disclosure would be included in the confidential submission as well as the publicly filed registration statement.

An EGC should discuss its status in its prospectus and the risks associated with being an EGC. For example, an EGC should consider disclosing that it is exempt from the Sarbanes-Oxley auditor attestation rule and discuss the risks this may pose to the EGC.

Scaled Disclosure—Audited Financials and Selected Financial Data. As indicated above (Regulatory Relief for EGCs), an EGC is subject to scaled disclosure provisions. Under the JOBS Act, an EGC may elect to take advantage of some or all of these provisions and, if it chooses, to comply with the regular disclosure provisions (see, however, Scaled Disclosures—Election to Comply With New or Revised Accounting Standards below).

Section 7(a)(2)(A) of the 1933 Act provides that an EGC need not present more than two years of audited financial statements in a registration statement for an IPO of its common equity securities. This section also provides that, “in any other registration statement to be filed with the Commission, an [EGC] need not present selected financial data in accordance with section 229.301 of title 17... for any period prior to the earliest audited period presented in connection with its initial public offering.” Although Section 7(a)(2)(A) refers to “any other” registration statement, if an EGC presents two years of audited financial statements in its IPO registration statement, the number of years of selected financial data under Item 301 of Regulation S-K is limited to two years as well.

Technically, the JOBS Act provision permitting the filing of only two years of audited financial statements is limited to the registration statement for the EGC’s IPO public offering registration statement. However, the SEC has determined that an EGC does not need to present audited financial statements in other registration statements for any period prior to the earliest audited period presented in connection with its IPO of common equity securities.

Scaled Disclosures—Election to Comply With New or Revised Accounting Standards. An EGC may choose not to take advantage of the extended transition period provided for complying with new or revised accounting standards. This provision allows EGCs to elect whether to comply, deferring compliance until it is no longer an EGC or deferring compliance until the standards are applicable to private companies.

An EGC “must make such choice at the time the company is first required to file a registration statement, periodic report, or other report with the Commission” and notify the SEC of its decision at the time of such filing. EGCs that currently are in registration or are subject to Exchange Act reporting should make and disclose their choice in their next amendment to the registration statement or in their next periodic report, respectively.

The decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

An EGC choosing to take advantage of the extended transition period for complying with new or revised accounting standards should look to SAB Topic 11M for disclosure guidance. For each recently issued accounting standard that will apply to its financial statements, an EGC that is taking advantage of the extended transition periods should disclose the date on which adoption is required for non-EGCs and the date on which the EGC will adopt the recently issued accounting standard, assuming it remains an EGC as of such date.

If an EGC decides not to take advantage of the extended transition period, it should:

· if using the confidential submission process, notify the SEC staff of its choice in the initial confidential submission;

· if currently in registration, disclose its choice in its next amendment to the registration statement; and

· if already subject to Exchange Act reporting, disclose its choice in its next periodic report.

Switching to Scaled Disclosure. An issuer that qualifies as an EGC and that has a registration statement that was initially filed before April 5, 2012 may switch to the scaled disclosure provisions available to EGCs in a pre-effective amendment to a pending registration statement or in a post-effective amendment. However, the SEC may seek other disclosures in response to the changed disclosure and EGCs should consider adding disclosure regarding the omitted information (for example, if the third year of audited financial statements removed represents poor financial results).

Conflicts with SEC Rules. Certain provisions of the JOBS Act conflict with SEC form requirements, Regulation S-X and Regulation S-K.

An EGC may comply with the JOBS Act disclosure provisions in its registration statements, periodic reports and proxy statements, even if doing so would be inconsistent with existing rules and regulations. The disclosure provisions in the JOBS Act supersede, in relevant part, existing rules and regulations.

For example, Section 102(c) of the JOBS Act, which was not enacted as part of the Exchange Act, provides that an EGC may comply with Item 402 of Regulation S-K by providing only the information required of a smaller reporting company, even if it does not qualify as a smaller reporting company. In addition, Section 103 of the JOBS Act, which also was not enacted as part of the Exchange Act, provides that an EGC is not required to comply with the requirements of Sarbanes-Oxley Section 404(b).

An EGC’s CEO and CFO are required to certify in their Sarbanes-Oxley Act Section 906 certifications that the company’s periodic report fully complies with the requirements of Sections 13(a) or 15(d) of the Exchange Act.

Financial Statements of Other Entities. In addition to presenting its own financial statements, an EGC may be required to present up to three years of financial statements of other entities in its registration statement, based on the significance of those entities (e.g., financial statements of acquired businesses).

If the significance test results in a requirement to present three years of financial statements for these other entities, an EGC need only present two years of financial statements for these other entities in its registration statement.

Sale of Nonconvertible Debt. The JOBS Act provides that a company will lose its EGC status on the “date on which such company has during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt,” provided that none of the other EGC disqualifying conditions have been triggered.

The three-year period covers any rolling three-year period. It is not limited to completed calendar or fiscal year. As of any date on which a company has issued more than $1 billion in nonconvertible debt over the three years prior to such date, the company will lose its status as an EGC, provided that none of the other disqualifying conditions have been triggered.

“Nonconvertible debt” means any nonconvertible security that constitutes indebtedness, whether issued in a registered offering or not.

Foreign Private Issuers. If a foreign private issuer comes within the definition of an EGC, it may use the confidential submission procedure to the same extent as a domestic EGC. Qualifying foreign private issuers must submit the draft registration statement in the same manner and to the same address as domestic EGCs.

If the foreign private company chooses to take advantage of any benefit available to EGCs, then it will be treated as an EGC and required to publicly file its confidential submissions at least 21 days before the road show. If the foreign private company chooses not to take advantage of any emerging growth company benefit, then it may follow the SEC’s Policy on Non-Public Submissions from Foreign Private Companies.

The SEC will not object if a foreign private company that qualifies as an EGC complies with the scaled disclosure provisions available to EGCs to the extent relevant to the form requirements for foreign private companies.

An EGC is defined as a company with total annual gross revenues of less than $1 billion in its most recently completed fiscal year as reported under U.S. GAAP (or International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), if used as the basis of reporting by a foreign private company). If a foreign private company’s financial statements are presented in a currency other than U.S. dollars, total annual gross revenues should be calculated in U.S. dollars using the exchange rate as of the last day of the most recently completed fiscal year.

Foreign Private Issuers—Canadian Companies. A Canadian company filing under the Multi-Jurisdictional Disclosure System (MJDS) may qualify as an EGC.

However, the disclosure requirements for a Canadian EGC would continue to be established under its home country standards in accordance with the MJDS, other provisions of Title I, such as the test-the-waters provision in Section 5(d) of the Securities Act and the deferral of compliance with Section 404(b) of the Sarbanes-Oxley Act, would be available to an MJDS filer that qualifies as an EGC.

ITEM 1A.  RISK FACTORS

The business of Robertson Acquisitions II, Inc. is subject to numerous risk factors, including the following:

 The Company has neither operating history nor revenue, with minimal assets, and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

 The Company has had no operating history nor any revenues or earnings from operations.  The Company has no significant assets or financial resources. As of April 30, 2012 the Company has not generated revenues and has no income or cash flows from operations since inception. The Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

           The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Registrant.  Daniel Robertson, Inc. a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Daniel Robertson, Inc. There is no assurance that the Company will ever be profitable.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

 Our audited financial statements from April 5, 2012 inception through April 30, 2012 were prepared assuming that we will continue our operations as a going concern. We were incorporated on April 5, 2012 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Opt-in right for emerging growth company

         The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The nature of our operation is highly speculative and our success will depend to a great extent on the operations, financial condition and management of any business we acquire, and, accordingly, even if we complete an acquisition, there is a consequent risk of loss of your investment.

           The nature of our operations is highly speculative and the success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. We cannot assure you that we will be successful in locating candidates with established operating histories. In the event we complete a business combination with a privately held company, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control.  Accordingly, even if we complete an acquisition, there is a risk of loss of your investment.

Conflicts of interest between the Company and its officer and director may impede the operational ability of the Company.

               Our sole officer and director is engaged in outside business activities, which may result in a conflict of interest in allocating his time between our operations and his other business activities. We do not intend to have any full time employees prior to the consummation of a business combination. If our sole officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. See "Conflicts of Interest."

              Mr. Robertson, the sole officer and director of the Company, participates in other business ventures, which may compete directly with the Company.  Additional conflicts of interest and non-arms length transactions may also arise in the future.  The terms of a business combination may include such terms as Daniel Robertson, Inc. providing services to the Company after a business combination.  Such services may include the preparation and filing of a registration statement or financial consulting services to allow the public trading of the Company's securities and the introduction to brokers and market makers. Such benefits may influence Mr. Robertson’s choice of a target company. To minimize the conflict of interest, Daniel Robertson, Inc. only engages in consulting services with the company after a successful business combination has been completed and Mr. Robertson has completely resigned from the company and Daniel Robertson, Inc. is a minority shareholder.

             As a result, conflicts of interest may arise that can be resolved only through Mr. Robertson’s exercise of such judgment as is consistent with his fiduciary duties to the Company and he is legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than his own personal pecuniary benefit.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. Daniel Robertson, Inc., a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Daniel Robertson, Inc. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development emerging growth stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated in April, 2012 and are considered to be in the development emerging growth stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While Mr. Robertson intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Mr. Robertson or Robertson Acquisitions II, Inc. has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Mr. Robertson intends to devote only a limited amount of time to seeking a target company, which may adversely impact our ability to identify a suitable acquisition candidate.

We presently have no employees apart from Mr. Robertson who is our sole officer, director and beneficial shareholder. Therefore, only a limited or finite amount of time may be spent seeking a suitable acquisition candidate.

The current difficult economic climate may affect our ability to pursue a successful business combination.

               Current economic and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

There is no assurance that the Company will ever be profitable.

           The Company has no operations nor does it currently engage in any business activities generating revenues.  The Company's principal business objective for the following 12 months is to achieve a business combination with a target company.

          The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $2,500 although Daniel Robertson, Inc. has not set a limit on the amount of expenses it will pay on behalf of the Company.  Daniel Robertson, Inc. will pay all expenses incurred by the Company until a business combination is effected, without repayment and no loan agreement or other contract has been entered into regarding such payment by Daniel Robertson, Inc.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation, which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations, which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock including shares issued to Daniel Robertson, Inc. cannot be sold before or after an acquisition under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 350,000,000 shares of common stock. Any merger or acquisition effected by us may result in the issuance of additional securities, not exceeding 350,000,000, without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our sole stockholder may engage in a transaction to cause the Company to repurchase its shares of common stock.

 In order to provide an interest in the Company to a third party, our two stockholders, Daniel Robertson, Inc. and Mr. Robertson may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by it. As a result of such transaction, our management, principal stockholder(s) and Board of Directors may change. Management is likely to change if the Company uses the same structure as previous transactions undertaken by Mr. Robertson. Once the business combination is completed the Company may enter into a consulting agreement with Daniel Robertson, Inc. that may include stock options that could be repurchased by the company affecting only those shares issued to Daniel Robertson, Inc.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Robertson has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote, or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

    Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. Furthermore, The NASDAQ Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, the new requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

· The Company (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger and (ii) has timely filed all required reports with the SEC (essentially requiring at least one full fiscal year of the Reverse Merger company’s periodic reports, including a Form 10-K with audited historical financial statements), and

· The Company has maintained the requisite minimum share price ($4 in the case of NASDAQ and the New York Stock Exchange and $3 for NYSE Amex) in the over-the counter market for a sustained period, and also for at least 30 of the 60 trading days immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing (to counter any temporary effect of artificial stock manipulation or a company’s reverse stock split).

          The additional listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

The Company will seek only one business combination and as such there is no diversification of investment.

 The purpose of the Company is to seek, and acquire an interest in a business entity, which desires to seek the perceived advantages of a corporation, which has a class of securities, registered under the Exchange Act.  The Company may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location.  Mr. Robertson anticipates that the Company will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

Possible classification as a penny stock.

 In the event that a public market develops for the securities of Company following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Trading of Securities in Secondary Market

 Following a business combination, a target company will normally wish to cause the Company's common stock to trade in one or more United States securities markets.  The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time.  Such steps will normally involve filing a registration statement under the Securities Act.  Such registration statement may include securities held by current shareholders or offered by the Company, including warrants, shares underlying warrants, and debt securities.

           In order to qualify for listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization.  For continued listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders. Furthermore, the NASDAQ Stock Market, New York Stock Exchange and NYSE Amex have adopted additional initial listing requirements for companies that go public through a reverse merger or similar transaction (“Reverse Merger companies”) to become exchange listed. Specifically, requirements would prohibit a Reverse Merger company from listing its shares on all three major U.S. stock exchanges until:

· The Company (i) has completed a one-year pre-listing “seasoning period” by trading in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange following the reverse merger and (ii) has timely filed all required reports with the SEC (essentially requiring at least one full fiscal year of the Reverse Merger company’s periodic reports, including a Form 10-K with audited historical financial statements), and

· The Company has maintained the requisite minimum share price ($4 in the case of NASDAQ and the New York Stock Exchange and $3 for NYSE Amex) in the over-the counter market for a sustained period, and also for at least 30 of the 60 trading days immediately prior to submitting its listing application and the exchange’s decision to approve the application for listing (to counter any temporary effect of artificial stock manipulation or a company’s reverse stock split).

          The additional listing requirements would not apply to a Reverse Merger company’s listing application if (i) the listing is in connection with a firm commitment underwritten public offering providing gross proceeds to the company of at least $40 million or (ii) the reverse merger occurred five or more years before applying to list so that at least four annual reports on Form 10-K with audited historical financial information have been filed by the company with the SEC following the one-year trading period.

 If, after a business combination and qualification of its securities for trading, the Company does not meet the qualifications for listing on the NASDAQ Capital Market, the Company may apply for quotation of its securities on the OTC Bulletin Board.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of Mr. Robertson, as well as assumptions made by and information currently available to him. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events except when required by law.

ITEM 2. FINANCIAL INFORMATION.

               Robertson Acquisitions II, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Nevada on April 5, 2012. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We are an “emerging growth company” EGC that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

         The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Company does not currently engage in any business activities that provide cash flow.   The company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $2,500. Although, Mr. Daniel Robertson, has not set a limit on the amount of expenses he will pay on behalf of the Company.  Mr. Daniel Robertson will pay all expenses incurred by the Company until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Mr. Daniel Robertson.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Mr. Robertson has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although Mr. Robertson will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Mr. Robertson anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of Mr. Robertson’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

                Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist, whether the economy will deteriorate further and how we will be affected.

           We do not currently intend to retain any entity to act as a "finder" to identify and analyze the merits of potential target businesses. However, at present, we contemplate that Daniel Robertson, Inc., a Nevada company, and a shareholder of the Company, may act as financial consultant to the Company after a successful business combination is completed or may play some other role in connection with a potential merger or business combination transaction. Daniel Robertson, the CEO, Secretary, Treasurer and sole director of the Company, is the CEO of Daniel Robertson, Inc. There is currently no signed agreement or preliminary agreement or understanding between the Company and Daniel Robertson, Inc.

Results of Operations

    The Company has not conducted any active operations since inception. No revenue has been generated by the Company from April 5, 2012 (Inception) to April 30, 2012.  It is unlikely the Company will have any revenues until it commences operations, the date of such commencement at this time being uncertain. There is no guarantee that the Company will ever commence operations.  It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern.  The Company’s plan of operation for the next twelve months shall be to continue its efforts to commence operations consistent with its business plan.

    For the period from April 5, 2012 (Inception) through April 30, 2012, the Company had a net loss of $2,000 consisting of professional service fees incurred in relation to the filing of the Company’s registration statement with the U.S. Securities and Exchange Commission.

Liquidity and Capital Resources

The Company has had no operating history nor any revenues or earnings from operations.  The Company has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Registrant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

 The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company. Daniel Robertson, Inc., a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Daniel Robertson, Inc.

 The Company anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees.  It is anticipated that such expenses will not exceed $2,500 based on experience with blank check companies. Although, Daniel Robertson, Inc. has not set a limit on the amount of expenses it will pay on behalf of the Company.

  As of April 30, 2012, the Company had a total of $0 in assets and no liabilities.  The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities from April 5, 2012 (Inception) through April 30, 2012.

From Inception (April 5, 2012) through April 30, 2012

Net Cash (Used in) Operating Activities $(2,000)

Net Cash (Used in) Investing Activities -

Net Cash Provided by Financing Activities $2,000

Net Increase (Decrease) in Cash and Cash Equivalents ($2,000)

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates. Refer to the footnote 1 of the audited financial statements enclosed herein for the Company’s critical accounting policies.

ITEM 3. PROPERTIES.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Mr. Robertson estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of April 30, 2012, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company. Unless otherwise set forth below, each of the stockholders has an address located at Daniel Robertson, Inc., 6320 Canoga Ave, Suite 240, Woodland Hills, CA 91367.

Amount and

Nature of

Beneficial

Ownership Percentage

Name and Address of Class

Daniel Robertson, Inc. (1) 175,000,000 (2) 100%

6320 Canoga Ave, Suite 240

Woodland Hills, CA 91367

Daniel Robertson 175,000,000 100%

6320 Canoga Ave, Suite 240

Woodland Hills, CA 91367

All Officers and 350,000,000 (3) 100%

Directors as a group

(1 individual)

_____________

(1) Daniel Robertson, Inc. a California corporation, is currently owned by Daniel Robertson, who serves as its CEO.

(2) Represents shares of common stock owned by Daniel Robertson, Inc. Mr. Robertson may be deemed the indirect beneficial owner of these shares of common stock since he has sole voting and investment control over the shares.

(3) Mr. Robertson is President, Secretary, Treasurer and sole director of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

 Our officers and sole director and additional information concerning them are as follows:

Name Age Position

Daniel Robertson 29 CEO, President, Secretary, Treasurer and Director

 Daniel Robertson, has been the President, Secretary and sole director of the Company since its founding on April 5, 2012. Mr. Robertson is the founder of Daniel Robertson, Inc., a private corporation based in Woodland Hills, California, and has almost 10 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. For the last five years, Mr. Robertson was the owner and director of Daniel Robertson, Inc., a company without any affiliates.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Conflicts of Interest

 Mr. Robertson the sole officer and director of the Company expects to organize other companies of a similar nature and with a similar purpose. Consequently, there are potential inherent conflicts of interest.  In addition, insofar as either Mr. Robertson may be engaged in other business activities, he may devote only eight hours a week of time to the affairs of the Company.

    A conflict may arise with other listed blank check companies that Mr. Robertson may create and which also seek target companies.  It is anticipated that target companies will be located for the Company and other blank check companies in chronological order of the date of filing of the Form 10 registration statement of such blank check companies with the Securities and Exchange Commission or, in the case of blank check companies with the same filing date, numerically.

          Mr. Robertson may become associated with additional blank check companies prior to the time that the Company has effected a business combination. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Mr. Robertson or Robertson Acquisitions II, Inc. has not identified any particular industry or specific business within an industry for evaluation.

           Daniel Robertson, Inc. and Mr. Robertson are involved with many entities which are both privately-held and may become publicly-reporting. Involvement may be defined in this context as undergoing a business transaction or being a shareholder. DRI may participate in business ventures that compete directly with those of the Company. As a result, conflicts of interest may arise that can be resolved only through Mr. Robertson’s exercise of such judgment as is consistent with his fiduciary duties to the Company and he is legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than his own personal pecuniary benefit. While there exists no specific legal agreements which would bind Daniel Robertson, Inc. or Mr. Robertson to pursue any particular transaction on behalf of the Company or any of their other interests, Company shareholders should assume and be aware of the potential conflicts of interest inherent in such an arrangement and that Daniel Robertson, Inc. and Mr. Robertson will generally deal with any such business opportunities presented to them in a manner which is most beneficial to the Company. If Daniel Robertson, Inc. or Mr. Robertson identifies a target that would complement the business plan of one of the private companies, Mr. Robertson would attempt to analyze all factors and circumstances (as discussed in Potential Target Companies section on page 5) and make a determination to present the target to the Company based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Therefore, as a result of these potential conflicts of interest, even though there exist no specific agreement(s) or duties to present such opportunities to any other private company, Daniel Robertson, Inc. and Mr. Robertson may not choose to present business opportunities to the Company which could be potentially beneficial to the Company and such opportunities may be presented instead to a private company in which Daniel Robertson, Inc. and Mr. Robertson may have an interest.  At this time, neither Daniel Robertson, Inc. nor Mr. Robertson have any duty imposed on them to present any opportunity(ies) to the private companies with which they are involved before those opportunities are presented to the Company.

 As such, demands may be placed on the time of Mr. Robertson, which will detract from the amount of time he is able to devote to the Company.  Mr. Robertson intends to devote as much time to the activities of the Company as required, an estimated eight hours a week.  However, should such a conflict arise, there is no assurance that Mr. Robertson would not attend to other matters prior to those of the Company.

 Mr. Robertson is the CEO, sole director and shareholder of Daniel Robertson, Inc., which is a shareholder of the Company.  At the time of a business combination, some or all of the shares of common stock owned by Daniel Robertson, Inc. may be retired by the Company.  The amount of common stock which may be sold or continued to be owned by Daniel Robertson, Inc. cannot be determined at this time.

 The terms of a business combination may provide for a nominal payment by cash to Daniel Robertson, Inc. for the retirement of all or part of the common stock of the Company owned by them.

Prior Blank Check Company Experience

Daniel Robertson, the president and director of the Company, is involved with another existing blank check companies, and in creating additional similar companies. The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination.

The information below summarizes all the blank check companies with which Mr. Robertson is or has been involved in the past five years, which filed or will file a registration statement on Form 10. In all instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction.

Robertson Acquisitions II, Inc. (a Nevada corporation), was incorporated on April 5, 2012 and recently filed a Form-10. Mr. Robertson is the sole direct beneficial shareholder, officer, and director of the corporation.

ITEM 6. EXECUTIVE COMPENSATION.

The Company’s officer and sole director have not received any cash remuneration since inception. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our officer and director intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On July 10, 2012, Robertson Acquisitions II, Inc. entered into a two year Consulting Services Agreement with Park Lane Capital LLC (“PLC”), a company controlled by Daniel Robertson. PLC has not identified or introduced any potential business partners. Consideration as to filing a Consulting Services Agreement with PLC was made. Daniel Robertson is the sole director of Robertson Acquisitions II, Inc; however, he is not independent of the Company. The agreement requires PLC to provide Robertson Acquisition II, Inc. with certain advisory services that shall include, but not limited to, identifying and introducing prospective financial and business partners, and providing general business advice regarding strategy in the public markets in consideration of receipt of the following:

(a) a warrant, currently outstanding, issued by Robertson Acquisitions II, Inc. to PLC to purchase up to 15% of the authorized shares of Robertson Acquisitions II, Inc.’s common stock at a price equal to Par value $0.00001 (the “PLC Warrant” or “Right of Repurchase”), exercisable at the earlier of: (i) three (3) years from the date of issuance of the PLC Warrant or (ii) upon a liquidity event such as an IPO, merger or consolidation or sale of Robertson Acquisitions II, Inc. in which Robertson Acquisitions II, Inc. or its shareholders are no longer in majority control of the combined entities. PLC is not necessarily required to raise capital per its consulting agreement with Robertson Acquisition II, Inc. The PLC Warrant shall be forfeited in the event that Robertson Acquisitions II, Inc. is unable to complete funding in accordance with the following milestones:

● Milestone 1 – PLC’s Right of Repurchase will lapse with respect to 70% of the shares upon securing $5 million in available cash from funding;

● Milestone 2 – PLC’s Right of Repurchase will lapse with respect to 20% of the

Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

● Milestone 3 – PLC’s Right of Repurchase will lapse with respect to the remaining

10% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestones 1 or 2); and

(b) Cash compensation and in accordance with the following: The payment of such compensation is subject to Robertson Acquisitions II, Inc. achieving certain funding milestones as follows: cash compensation of $400,000 shall be payable to PLC upon cash funding of $5,000,000; upon achieving $10,000,000 an additional $400,000 shall be paid. For each additional $5,000,000 raised, PLC will be compensated $400,000.

The cash compensation is to be paid to PLC at the rate of $133,333.00 per month. The total cash compensation to be received by the consultant is not to exceed $1,600,000 unless Robertson Acquisitions II, Inc. agrees and receives an amount of funding in excess of the amount specified. If Robertson Acquisitions II, Inc. receives equity or debt financing that is an amount greater than the above, the cash compensation earned by PLC under this Memorandum will be prorated. Robertson Acquisitions II, Inc. also has the option to make a lump sum payment to PLC in lieu of all amounts payable thereunder.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

(c) Robertson Acquisitions II, Inc. has not had a promoter in the last five years. No company has acquired control of Robertson Acquisition II, Inc, presently.

ITEM 8. LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of April 30, 2012, there were two record holders of an aggregate of 350,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On April 5, 2012, the Registrant sold 175,000,000 shares of Common Stock to Daniel Robertson, Inc. for an aggregate investment of $1,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On April 5, 2012, the Registrant sold 175,000,000 shares of Common Stock to Mr. Daniel Robertson for an aggregate investment of $1,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

The purchaser represented in writing that it acquired the securities for its own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a) Common and Preferred Stock.

The Company is authorized by its Articles of Incorporation to issue an aggregate of 350,000,000 shares of capital stock, of which 350,000,000 are shares of common stock, par value $.00001 per share (the "Common Stock") and 0 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). As of April 30, 2012, 350,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Articles of Incorporation currently authorizes the issuance of up to 0 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is authorized by its Articles of Incorporation to issue an aggregate of 350,000,000 shares of capital stock, of which 350,000,000 are shares of common stock, par value $.00001 per share (the "Common Stock") and 0 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). As of April 30, 2012, 1,600 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA.

ROBERTSON ACQUISITIONS II, INC.

(A Development Stage Company)

Table of Contents

July 3, 2012

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm 2

Balance Sheet as of April 30, 2012 3

Statement of Operations for the period from April 5, 2012 (Inception) to April 30, 2012 4

Statement of Changes in Stockholders’ Equity for the Period from April 5, 2012 5 (Inception) to April 30, 2012

Statement of Cash Flows for the period from April 5, 2012 (Inception) to April 30, 2012 6

Notes to Financial Statements 7-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Robertson Acquisition II, Inc. (A Nevada Corporation) (A Development Stage Company)

We have audited the accompanying balance sheet of Robertson Acquisition П, Inc., a Nevada Corporation (the "Company") as of April 30, 2012, and the related statement of operations, stockholders’ equity and cash flows for the period from April 5, 2012 (Inception) through April 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2012 and the results of its operations and its cash flows for the period from April 5, 2012 (Inception) through April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

July 9, 2012

IMAGE OMITTED

The accompanying notes are an integral part of these financial statements.

IMAGE OMITTED

The accompanying notes are an integral part of these financial statements.

IMAGE OMITTED

The accompanying notes are an integral part of these financial statements.

IMAGE OMITTED

The accompanying notes are an integral part of these financial statements.

ROBERTSON ACQUISITION II, INC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Robertson Acquisition II, Inc. ("Robertson” or “the Company”) was incorporated on April 5, 2012 under the laws of the State of Nevada to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the

Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of April 30, 2012.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of April 30, 2012.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of April 30, 2012, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential

ROBERTSON ACQUISITION II, INC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of April 30, 2012, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has had no operations and no revenue or income since its inception on April 5, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

Daniel Robertson, Inc., a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that ROBERTSON ACQUISITION II, INC

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 350,000,000 shares of common stock and 0 shares of preferred stock. As of April 30, 2012, 350,000,000 shares of common stock and no preferred stock were issued and outstanding.

On April 5, 2012, the Company issued 175,000,000 common shares to Daniel Robertson, Inc. and 175,000,000 common shares to Daniel Robertson for a total of $2,000 in cash.

NOTE 5 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 9, 2012, the date the financial statements were available to be issued, and identified no events or transactions that required recognition or disclosure.

On July 10, 2012, Robertson Acquisitions II, Inc. entered into a two year Consulting Services Agreement with Park Lane Capital LLC (“PLC”), a company controlled by Daniel Robertson. The agreement requires PLC to provide Robertson Acquisition II, Inc. with certain advisory services that shall include, but not limited to, identifying and introducing prospective financial and business partners, and providing general business advice regarding strategy in the public markets in consideration of receipt of the following:

(a) a warrant issued by Robertson Acquisitions II, Inc. to PLC to purchase up to 15% of the authorized shares of Robertson Acquisitions II, Inc.’s common stock at a price equal to Par value $0.00001 (the “PLC Warrant”), exercisable at the earlier of: (i) three (3) years from the date of issuance of the PLC Warrant or (ii) upon a liquidity event such as an IPO, merger or consolidation or sale of Robertson Acquisitions II, Inc. in which Robertson Acquisitions II, Inc. or its shareholders are no longer in majority control of the combined entities. The PLC Warrant shall be forfeited in the event that Robertson Acquisitions II, Inc. is unable to complete funding in accordance with the following milestones:

● Milestone 1 – PLC’s right of repurchase will lapse with respect to 70% of the shares upon securing $5 million in available cash from funding;

● Milestone 2 – PLC’s right of repurchase will lapse with respect to 20% of the

Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

● Milestone 3 – PLC’s right of repurchase will lapse with respect to the remaining

10% of the Shares upon securing $20 million in available cash (inclusive of any amounts attributable to Milestones 1 or 2); and

(b) Cash compensation and in accordance with the following: The payment of such compensation is subject to Robertson Acquisitions II, Inc. achieving certain funding milestones as follows: cash compensation of $400,000 shall be payable to PLC upon cash funding of $5,000,000; upon achieving $10,000,000 an additional $1,200,000 shall be paid. The cash compensation is to be paid to PLC at the rate of $133,333.00 per month. The total cash compensation to be received by the consultant is not to exceed $1,600,000 unless Robertson Acquisitions II, Inc. agrees and receives an amount of funding in excess of the amount specified. If Robertson Acquisitions II, Inc. receives equity or debt financing that is an amount greater than the above, the cash compensation earned by PLC under this Memorandum will be prorated. Robertson Acquisitions II, Inc. also has the option to make a lump sum payment to PLC in lieu of all amounts payable thereunder.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

See item 13.

Exhibits

Exhibit Number Description

1.0	Articles of Incorporation

2.0	By-Laws

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ROBERTSON ACQUISITIONS II, INC.

Date: July 10, 2012

By: /s/ Daniel Robertson

Name: Daniel Robertson

Title: Chief Executive Officer